UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 28, 2008

NOVELIS INC.

(Exact name of registrant as specified in its charter)

Canada	001-32312	98-0442987

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3399 Peachtree Road NE, Suite 1500, Atlanta, GA	30326

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(404) 814-4200

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 28, 2008, the Board of Directors of Novelis Inc. (the “Company”) approved the Novelis Long-Term Incentive Plan for Fiscal Years 2008 — 2010 (the “LTIP”). The LTIP provides for a long-term cash incentive bonus opportunity for the Company’s executive officers, other key managers, and certain high potential employees. The objectives of the LTIP are to advance the interests of the Company and its shareholder by aligning management with critical performance targets, ensuring balanced decision-making while focusing on short and long term objectives, promoting the retention of key management and providing them with competitive remuneration, promoting superior engagement and motivation, and aligning the personal financial interests of executives with the Company’s shareholder.
     The LTIP will be administered by the Human Resources team at the Novelis corporate office. Awards under the LTIP will consist of cash payment opportunities that will be earned based on achievement of the performance measures set forth in the LTIP. The performance measures for achieving the payouts will be based on economic profit and innovation performance targets. The maximum award that may be paid to any participant for achieving the performance measures is 200% of the target payment.
     The economic profit measure will have four separate tranches based on fiscal year (“FY”) 2008 results, FY 2009 results, FY 2010 results and cumulative results for FY 2008 — FY 2010. One-half of any amounts earned for FY 2008 will be paid in July 2008 and one-half will be paid in July 2010. One-half of any amounts earned for FY 2009 will be paid in July 2009 and one-half will be paid in July 2010. Any amounts earned for FY 2010 or for cumulative results will be paid in July 2010. Any amounts earned for innovation performance will be paid in July 2010.
     In the event a participant resigns, any LTIP amounts earned but not yet paid will lapse and all future unearned LTIP amounts will lapse. If an employee retires, dies or becomes disabled, any earned but unpaid LTIP amounts will be paid at the same time that payment is made to active participants. All future unearned amounts will lapse. In the event a participant is terminated due to position elimination that is not performance related and a comparable position is not offered within 50 miles of their current work location, any earned but unpaid LTIP amounts will be paid at the same time that payment is made to active participants. All future unearned amounts will lapse.
     The following table presents the LTIP target amounts for our principal executive officer, principal financial officer, and our named executive officers.

Executive	LTIP Target
Martha Brooks, President and COO	$2,100,000
Steve Fisher, CFO	$450,000
Kevin Greenawalt, President North America	$450,000
Arnaud de Weert, President Europe	$450,000

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVELIS INC.
Date: February 1, 2008	By:	/s/ Leslie J. Parrette, Jr.
Leslie J. Parrette, Jr.
Secretary